EXHIBIT 10.1



                                                              May 1, 2005


Mr. John F. Barry III
Prospect Energy Corporation
10 East 40th Street
44th Floor
New York, New York 10016



Re: Appointment of William E. Vastardis as Chief Financial Officer of Prospect Energy Corporation

Dear John:

EOS Fund Services LLC ("EOS") is pleased to offer to the board of directors (the "board") of Prospect Energy Corporation ("PEC") this proposal to provide the services described herein in connection with the appointment of William E. Vastardis as the Chief Financial Officer of PEC (the "CFO"). EOS's obligations to PEC are exclusively those set forth in this engagement letter (also referred to as the "Agreement"). Schedule A sets forth the limitations of EOS's liability and other terms and conditions, which allow EOS to permit Mr. Vastardis to serve as PEC's CFO.

     1. Engagement of William E. Vastardis. Subject to the specific approval of at least a majority of the directors of PEC who are not "interested persons" within the meaning of the Investment Company Act of 1940 (the "1940 Act") (the "independent directors"), EOS hereby designates William E. Vastardis to serve in the capacity of the CFO of PEC, an investment company that has elected to be a business development company pursuant to the 1940 Act. The PEC board and specifically the independent directors thereof shall receive such information about the qualifications of and have such access in person or otherwise to Mr. Vastardis so that the board of directors may decide upon his continued appointment as the CFO with the benefit of all necessary and requested information. By signature hereto of an authorized person, PEC shall evidence the approval by the PEC board, including the independent directors, of the designation of William E. Vastardis as the CFO of PEC as well as his compensation as set forth in this engagement letter. The PEC board hereby acknowledges that William E. Vastardis is the Chief Executive Officer of EOS and that, at his sole discretion, certain employees of EOS shall assist him from time to time as necessary in accomplishing the functions of the



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office of the CFO provided that such employees shall be supervised by Mr.
Vastardis and EOS, and Mr. Vastardis will be responsible for any actions taken by such employees on behalf of the Corporation as if such actions had been taken by Mr. Vastardis. Nothing in this Agreement shall be construed to permit or appoint any other individual or employee of EOS except William E. Vastardis to serve as the PEC CFO.

     2. Services to be Provided. The CFO shall, among other things, provide the financial services and monitoring listed in Exhibit I to this Agreement. In general, CFO will provide services and assistance to enable PEC to comply with its reporting obligations under the Securities Exchange Act of 1934 (the "1934 Act"). Such assistance will include preparation of Forms 10-K, 10-Q and 8-K under the 1934 Act. Accounting and financial reporting policies and procedures may also be established or modified by the CFO. All public releases of financial information will be authorized in advance by the CEO of PEC as well as the CFO. The CFO will administer a program to promote compliance by the officers and directors of PEC with their reporting requirements under Section 13 and 16 of the 1934 Act. The CFO shall prepare with the assistance of counsel as needed, documents necessary for officer and director compliance under Section 16 of the 1934 Act, including Forms 3, 4, 5, 13G and 13D. The CFO shall cause to be maintained detailed records and SEC receipts of all filings.

     3. Cooperation. In furtherance of this engagement and its intended results, the CFO will be relying upon the meaningful and timely cooperation of management and certain selected personnel of PEC's investment adviser, Prospect Capital Management, LLC ("PCM"), and its fund administrator, Prospect Administration, LLC ("PA"). In order for the CFO, or EOS acting at his direction, to conduct proper and effective on-going monitoring of the PEC financial operations and accounting functions, PEC acknowledges that the CFO, or EOS acting at the CFO's sole direction, will require complete and unfettered access to (i) PEC's books and records, (ii) PCM's officers and employees, (iii) all officers and employees of PEC's portfolio companies, (iv) all books and records of PEC's portfolio companies, and (v) a number of third parties (including, without limitation, service providers) with whom PEC has dealings or agreements.

     4. In-Person Visits. The CFO shall attend each PEC board meeting. The CFO shall also meet privately with the independent directors of the board at their request and no less frequently than quarterly. In addition, the CFO (or his designee, when appropriate) may visit PCM, PEC's portfolio companies or any of PEC's third-party service providers in the ordinary course of performing his duties and as often as is required to discharge the CFO's duties and responsibilities.

     5. Term. The term of the CFO role shall be from month to month, starting as of the date hereof, and shall be automatically renewed on a monthly basis unless the PEC board provides reasonable written notice prior to the next renewal date or the CFO provides sixty (60) days' written notice to the PEC board.



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     6. Fees. PEC will compensate EOS for allowing William E. Vastardis to serve as the Chief Financial Officer of PEC at the monthly rate of US$ 18,750.00.

     In the event EOS is required to commit personnel or other resources in the performance of its obligations hereunder that are disproportionate to the projected fees set forth herein, the parties agree to negotiate in good faith in an effort to adjust the monthly fee or to consider in good faith payment by PEC to EOS of a supplemental fee in addition to the scheduled monthly fee.

     PEC will also reimburse EOS for out-of-pocket costs of the CFO and EOS (including reasonable travel costs required for the CFO and personnel of EOS acting at his direction to conduct necessary on-site evaluations, due diligence inquiries and other on-going compliance monitoring at PEC's offices or elsewhere on behalf of PEC).

     Fees for Mr. Vastardis' Chief Financial Officer services will be invoiced on a monthly basis, payable in advance upon receipt to EOS, in full by wire transfer. Expenses will be invoiced on a monthly basis, as incurred at the end of each month, payable to EOS, in full by wire transfer upon receipt of backup documentation reasonably acceptable to PEC.

     In the event that the CFO is terminated for cause pursuant to Section 7 below, EOS shall promptly rebate any prepaid fees for the month in which the termination occurs.

     7. Termination. The PEC board reserves the right to terminate the engagement of the CFO at any time by written notice. If the PEC board terminates the engagement of the CFO without "cause" (as hereinafter defined), then PEC shall be liable to pay the remaining unpaid fees, if any, which would have accrued to the CFO under Section 6 hereof for the remainder of the then current term of this engagement.

     Termination for "cause" means that the CFO has materially breached the terms of this engagement letter, has been convicted of a felony, has willfully neglected the performance of his duties as set forth herein, or has been otherwise rendered unable or unqualified to serve as an officer of an investment company pursuant to the applicable provisions of Section 9 of the 1940 Act. This Agreement shall terminate automatically if Mr. Vastardis is no longer associated with EOS.

     8. Indemnification. Except to the extent prohibited by any federal or state laws to the contrary, the CFO and EOS shall not be liable to PEC or any affiliate thereof for any errors, acts or omissions in the performance of services hereunder except for losses arising out of the CFO's reckless disregard of the duties involved in the conduct of the office of the CFO, EOS's reckless disregard for any of its duties hereunder, or the CFO's or EOS's willful misconduct, bad faith or gross negligence in the performance of



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their respective duties and obligations hereunder. PEC agrees to, and hereby does, indemnify the CFO and EOS for any claims, losses, costs, damages or expenses whatsoever arising from or as a result of the CFO's acts or omissions or those of EOS in the performance or attempted performance of their respective duties hereunder, except for those claims, losses, costs, damages and expenses resulting from the reckless disregard of the duties involved in the conduct of the CFO's office or the willful misconduct, bad faith or gross negligence of the CFO or the employees, agents or contractors of EOS acting at the CFO's direction during the course of such performance or attempted performance. Notwithstanding anything to the contrary herein, PEC agrees that the CFO shall be covered as an officer of PEC at all times during this engagement under the directors and officers/errors and omissions insurance policy in place for PEC's officers and directors.

     PEC further agrees to hold harmless and indemnify EOS and the CFO, from any claims, losses, costs, damages or expenses incurred by EOS or the CFO as a result of the errors, acts or omissions of any of PEC, its affiliates, or any predecessors thereof, and PEC's directors, officers, employees and agents that:

          (a) occurred or commenced prior to or contemporaneous to the engagement of EOS and the CFO under this engagement letter; or

          (b) occur pursuant to such engagement and of which neither EOS nor the CFO has prior knowledge, including constructive knowledge, despite either of their reasonable efforts under this Agreement; or

          (c) occurs despite contrary advice or instructions given by the CFO, pursuant to the CFO's duties under this Agreement; or

          (d) occurs in violation of established policies and procedures of PEC;

     provided that EOS, any of its employees or the CFO do not knowingly or materially participate in any such error, act or omission that contributes to any claim, losses, costs, damages or other expenses, and provided further that nothing in this engagement letter shall cause EOS or the CFO to not be liable for any claims, losses, costs, damages or other expenses that it or he would otherwise be liable under that certain agreement dated January 4, 2005 between PEC and EOS Compliance Services LLC in which Mr. Vastardis serves in the capacity of Chief Compliance Officer of PEC.

     Furthermore, the parties to this Agreement acknowledge that the CFO and EOS may reasonably rely upon the statements, representations, and information provided by any of PEC, its affiliates and PEC's directors, officers, employees, counsel and agents in the course of their performance or attempted performance under this Agreement except in so far that the CFO becomes aware of circumstances, facts, or allegations that require, in the CFO's best judgment, reasonable efforts to investigate further in compliance with applicable federal securities and other laws and regulations.



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     The provisions of this Section 8 shall survive any early termination of the engagement of the CFO without cause, as discussed in Section 7 above. PEC may, at its option, at any time upon written notice to EOS, direct the defense of any proceeding subject to this indemnity and may designate counsel reasonably satisfactory to the CFO in connection therewith, provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation.

     9. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement, subject to applicable disclosure requirements under federal securities and other laws and regulations, and all information provided by each party to the other regarding its business and operations. All confidential information provided by PEC or its affiliate or any of its service providers to EOS, shall be used by EOS solely for the purpose of rendering services pursuant to this Agreement and as permitted by law. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, by judicial or administrative process or otherwise by applicable law or regulation.

     10. Assignment. No party may assign this engagement letter nor any of the rights or duties hereunder without the express written consent of each other party.

     11. Governing Law. This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the 1940 Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, if any, the latter shall control.

     12. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, superseding any prior oral or written statements or agreements.

     13. Saving Clause. If any provision of this Agreement, or the application of such provision to any party or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to parties or circumstances other than those as to which it is held invalid, shall not be affected thereby, provided that, no term of this Agreement may be amended except in a writing signed by EOS and PEC. If the operation of any provision of this Agreement would contravene the provisions of the 1940 Act, such provision shall be void and ineffectual.

     The provisions in this Agreement concerning payment of compensation, limitation of liability, reimbursement of costs and expenses, directors' and officers' insurance, and arbitration will survive any termination or expiration of this Agreement.



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     14. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.



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     15. Counterparts. The Agreement may be executed in several counterparts by facsimile, and all so executed shall constitute one (1) agreement, binding on all the parties hereto, even though all parties are not signatories to the same counterpart. Any counterpart of the Agreement shall for all purposes be deemed a fully executed instrument. The parties hereto shall promptly exchange original signatures in the case that this Agreement is executed by facsimile.

If this letter clearly sets forth for the PEC board the scope of the intended engagement of William E. Vastardis as the PEC CFO, as well as the agreement to pay the CFO's compensation and fees, then please sign and return the attached copy of this letter to the undersigned at your earliest convenience.

     Each person signing below is authorized to sign on behalf of the party indicated, and in each case such signature is the only one necessary.


Sincerely,



William E. Vastardis
Chief Executive Officer
EOS Fund Services LLC



ACKNOWLEDGMENT OF PROSPECT ENERGY CORPORATION:

On behalf of the Prospect Energy Corporation, and intending to bind PEC, I hereby acknowledge that this engagement letter sets out the full and complete understanding by PEC of the scope and objectives of the described engagement of William E. Vastardis as the PEC CFO, as well as the agreement to pay the fees and costs described hereinabove to EOS Services LLC.


____________________________

Name: John F. Barry

Title:  Chairman of the Board

Date:



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                                   SCHEDULE A

                          DISCLAIMERS AND RELATED TERMS


DISCLAIMERS & LIMITATIONS OF LIABILITY

It is to be understood that EOS Fund Services LLC ("EOS") does not have a contractual obligation to PEC hereunder other than to make William E. Vastardis available to serve as the PEC CFO and to make its resources available, as needed, through Mr. Vastardis.

PEC acknowledges that any resources will be provided by EOS to Mr. Vastardis as a tool to be used solely at the discretion of Mr. Vastardis. EOS makes no representation or warranty as to the accuracy or reliability of reports, projections, forecasts, or any other information derived from use of the EOS' resources and will not be liable for any claims of reliance on such reports, projections, forecasts, or information. EOS disclaims all warranties, either express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose, with regard to all information and applications that may be provided by EOS. EOS will not be liable for any non-compliance of reports, projections, forecasts, or information or services with federal, state, or local laws or regulations; provided, however, that nothing herein shall be interpreted to mean that the CFO shall not be liable as to the accuracy or reliability of reports, projections, forecasts, or any other information with respect to PEC derived from EOS' resources, or for the non-compliance of reports, projections, forecasts, or other information or services with respect to PEC for which the CFO has direct responsibility or for which the CFO has the duty to and has made a written attestation with respect to the accuracy of such items pursuant to federal, state, or local laws or regulations.

PEC agrees that, with respect to any claims it may assert against EOS in connection with this Agreement or the relationship arising hereunder, EOS's total liability will not exceed two months of compensation fees.

As a condition for recovery of any liability, PEC must give EOS written notice of the alleged basis for liability within thirty (30) days of discovering the circumstances giving rise thereto, provided that the failure of PEC to give such notice will only affect the rights of PEC to the extent that EOS is actually prejudiced by such failure. In any event, EOS must assert any claim against EOS within six (6) months after discovery or thirty (30) days after the termination or expiration of this Agreement, whichever is earlier.

EOS will not be liable in any event for incidental, consequential, punitive, or special damages, including without limitation, any interruption of business or loss of business, profit, or goodwill.



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In furnishing PEC with services as herein provided, neither EOS nor any of its officers, directors or agents shall be liable to PEC or its creditors or shareholders for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. The provisions of this Agreement are for the sole benefit of PEC and EOS and will not, except to the extent otherwise expressly stated herein, inure to the benefit of any third party.

ARBITRATION

If the parties are unable to resolve any dispute arising out of or in connection with this Agreement, either party may refer the dispute to arbitration by a single arbitrator selected by the parties according to the rules of the American Arbitration Association ("AAA"), and the decision of the arbitrator will be final and binding on both parties. Such arbitration will be conducted by the New York, New York office of the AAA and governed by New York law. In the event that the parties fail to agree on the selection of the arbitrator within thirty (30) days after either party's request for arbitration under this paragraph, the arbitrator will be chosen by AAA. The arbitrator may in his discretion order documentary discovery, but in no event may depositions be taken. The arbitrator will have no authority to award punitive damages. Judgment on the award of the arbitrator may be entered in and enforced by any court of competent jurisdiction. The arbitrator will have no authority to award damages in excess or in contravention of this Schedule A and may not amend or disregard any provision of this Schedule A. Notwithstanding the foregoing, no issue related to the ownership of intellectual property will be subject to arbitration but will instead be subject to determination by a court of competent jurisdiction.

DIRECTOR AND OFFICER INSURANCE

To the extent PEC has directors' and officers' liability insurance in effect, PEC will provide such insurance coverage for Mr. Vastardis, along with written evidence to EOS that Mr. Vastardis is covered by such insurance.

LEGAL EXPENSES

In the event that any officer of EOS (including without limitation Mr. Vastardis to the extent not otherwise entitled in his or her capacity as an officer of
PEC) is subpoenaed or otherwise required to appear as a witness or any EOS employee is required to provide evidence, in either case in connection with any action, suit, or other proceeding initiated by a third party against PEC or by PEC against a third party, then the Company shall reimburse EOS for the costs and expenses (including reasonable attorneys' fees) actually incurred by EOS or such EOS employee and provide EOS with compensation at EOS's customary rate of $275 per hour for the time incurred.



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                                    EXHIBIT I

                    CHIEF FINANCIAL OFFICER SERVICES PROVIDED

A. Corporate Record Keeping. The CFO shall cause to be maintained detailed records of PEC's historical and current financial data. In addition, the CFO shall assist in preparing the minutes of meetings of the boards of directors and shareholders, and shall maintain records pertaining to stock offerings, acquisition transactions, and annual meetings.

B. Annual Stockholders Meetings and Proxy Statement Preparation. The CFO shall provide assistance to conduct the annual meeting of PEC stockholders. The CFO shall assist in the preparation of the notice of the annual meeting, proxies and proxy statements related thereto, the solicitation of proxies, and the filing of any preliminary or definitive proxy statements with the SEC. The CFO shall assist PEC in design, preparation, drafting and distribution of its annual reports to stockholders. Preparation and distribution costs related to the proxy materials for the annual meeting shall be paid by PEC.

C. Tax Matters. The CFO will assist PEC to prepare and file state and federal income tax returns in conjunction with PEC's outside tax preparers and accountants and will consult with PEC regarding tax planning matters.

D. Other Financial Officer Services. The CFO will assist PEC with banking services administration, as well as financial management and information; with the preparation of financial statements; preparation of all reports filed by PEC with the SEC; and certifications as may be required of PEC under the Sarbanes-Oxley Act of 2002.



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